 Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Neil Berkman, Investor Relations, 310-477-3118, nberkman@berkmanassociates.com
Larry Gerdes, Chief Executive Officer, 678-808-0600, larry.gerdes@trcr.com
Lance Cornell, Chief Financial Officer, 678-808-0600, lance.cornell@trcr.com

August 11, 2011
(BW) (TRANSCEND SERVICES, INC.) (TRCR)

TRANSCEND AND M*MODAL SIGN NEW SPEECH UNDERSTANDING™ TECHNOLOGY AGREEMENT

Atlanta, Georgia. TRANSCEND SERVICES, INC. (NASDAQ: TRCR), a leading provider of clinical documentation solutions to the U.S. healthcare market, today announced that it has entered into a new agreement with Multimodal Technologies, Inc. (“M*Modal”) under which M*Modal will continue to provide Speech Understanding technology to Transcend.

The new agreement, which amends a 2006 agreement, has an initial term ending on December 31, 2012, followed by four one year renewal terms through December 31, 2016, unless Transcend (at its sole option) elects not to renew for any such one-year renewal term. After the fourth renewal term, the agreement automatically renews for successive one year terms unless terminated by either party with proper notice. Pricing remains unchanged based on current volume levels.

“Since we entered into our partnership in 2004, M*Modal's technology has been integrated into our clinical documentation workflow platform, which has allowed us to dramatically improve the productivity of our medical transcriptionists, improve turnaround times for our customers and reduce our cost per document,” stated Larry Gerdes, Transcend's Chief Executive Officer. “With our new EncoreTM clinical documentation platform, customers with in-house transcription departments can now take advantage of M*Modal's Speech Understanding technology and our workflow expertise to drive the same types of improvements at their hospitals.”

“Transcend shares our view that narrative content will continue to be a crucial component of medical records,” said Michael Finke, M*Modal's Chief Executive Officer. “We are pleased that this new agreement expands Transcend's strong documentation portfolio to include real-time speech recognition solutions, which support the growing number of physicians who want the option to create and self-complete their own narrative documentation.”

About Transcend Services, Inc.

Transcend is a leading provider of clinical documentation solutions for healthcare organizations. Our high-quality transcription services - along with our physician self-edit and template solutions, data extraction and reporting tools - provide critical data needed to document patient encounters and help drive clinical decision making. We provide our clients with exceptional quality, turnaround time and service so that they can focus on what matters most - their patients.  For more information, visit www.transcendservices.com.

About M*Modal

M*Modal, a leader in advanced speech and natural language understanding technology, transforms narrative medical documentation into structured, encoded information to create meaningful, valuable clinical intelligence that can be shared, analyzed, and used to inform collaborative care. More than 800 healthcare organizations nationwide utilize M*Modal's solutions to re-define the role of clinical narrative in improving and promoting quality of care, clinical efficiency, financial performance, and EHR adoption. For more information, please visit www.mmodal.com.

Safe Harbor Statement

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, including our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, competitive pressures, extraordinary expenses, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, challenges encountered in integrating acquired businesses, increased regulatory burdens, lower-than-expected demand for the Company's products and services, failure to expand customer relationships or realize revenues from sales closed in the current quarter, the Company's position for growth, delays in the development of the Company's transcription platform, business conditions in the integrated health care delivery network market, adverse general economic conditions, resolution of uncertain tax positions, foreign currency exchange rates and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission ("SEC") from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this press release.